UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2009

Commission File No. 333-153294

SMART KIDS GROUP, INC.
 (Exact name of small business issuer as specified in its charter)

Florida (State or other Jurisdiction of Incorporation or Organization)	05-0554762 (I.R.S. Employer Identification No.)

9768-170 Street Suite 542 Edmonton, Alberta T5T5L4	T5T5L4
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (780) 222-6257

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Virginia K Sourlis, Esq.
The Sourlis Law Firm
2 Bridge Avenue
The Galleria
Red Bank, New Jersey 07701
Telephone: (732) 530-9007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations and Appointments of Officers:

On August 14, 2009, Richard Shergold stepped aside as the Company’s Chief Executive Officer, in order to focus his time and attention solely on product development. Mr. Shergold will retain the title of Chairman of the Board. In addition, the Board of Directors (the “Board”) appointed Mr. Shergold to serve as Chief Development Officer.

On August 14, 2009, the Board appointed Paul Andrew Ruppanner, the Company’s President and a Director, as the Company’s Chief Executive Officer.  In addition, the Board appointed Mr. Ruppanner to serve as the Chairman of the Audit Committee. Mr. Ruppanner is now the Company’s Principal Executive Officer and Principal Financial and Accounting Officer.

Ms. Lisa Yakiwchuk, the Company’s Secretary and director, was appointed by the Board to serve as the Director of Operations. In addition, Ms. Yakiwchuk was appointed by the Board to serve as the Chairperson of the Compensation Committee.

Family Relationships

Mr. Shergold and Ms. Yakiwchuk are cousins. Aside from this familial relationship, there are no other relationships between any of the Company’s officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMART KIDS GROUP, INC.
Date: September 24, 2009	By: /s/ PAUL ANDREW RUPPANNER
Name: Paul Andrew Ruppanner Title: President, Chief Executive Officer and Director (Principal Executive Officer, Principal Financial and Accounting Officer)